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                             FREDERICK C. SUMMERS, III
                              A PROFESSIONAL CORPORATION
                                   ATTORNEY AT LAW

                                 1400 St. Paul Place
                              750 North St. Paul Street
                                 Dallas, Texas  75201
                               Telephone (214) 981-3816
                               Facsimile (214) 981-3839


                                  February 16, 1998


Sovereign Credit Finance II, Inc.
4015 Beltline Road
Building B
Dallas, Texas 75244

     Re:  11% Notes Due February 15, 2002

Gentlemen:

     We refer to the Form SB-2 Registration Statement (the "Registration Statement") of Sovereign Credit Finance II, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission under file number 333-40321 for the purpose of registering under the Securities Act of 1933, as amended, the Company's 11% Notes Due February 15, 2002 in the aggregate principal amount of $10,000,000 (the "Notes"), the Prospectus contained therein (the "Prospectus"), and the form of Indenture (the "Indenture") relating to the Notes attached as Exhibit 4.1 to the Registration Statement.

     We have examined copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended to date, and minutes of applicable meetings of the shareholders and the Board of Directors of the Company, together with such other corporate records and certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion. Based upon the foregoing, and having regard to the legal considerations which we deem relevant, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

     2. Upon issuance of the Notes in accordance with the provisions of the Indenture and for the consideration and in the manner set forth in the Prospectus, the Notes will be legally issued and binding obligations of the Company.

     We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and the filing with the Securities and Exchange Commission of this letter as an exhibit

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to the Registration Statement.

                                       Very truly yours,

                                       FREDERICK C. SUMMERS, III
                                       A PROFESSIONAL CORPORATION



                                       By: /s/ Frederick C. Summers, III
                                          ------------------------------------
                                          Frederick C. Summers, III